EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2010 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Retalix Ltd., which appears in its Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ Kesselman & Kesselman
A member of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
August 10, 2010